EXHIBIT 5

                          Law Offices
             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                           12th Floor
                     734 15th Street, N.W.
                    Washington, D.C.  20005
                    Telephone (202) 347-0300

                          June 1, 2005

Board of Directors
TD Banknorth Inc.
Two Portland Square
P.O. Box 9540
Portland, Maine  04112-9540

    Re:    Registration Statement on Form S-8
            8,436,782 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as special counsel to TD Banknorth Inc., a Delaware corporation ("TD Banknorth"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 8,436,782 shares of common stock of TD Banknorth, par value $0.01 per share (the "Common Stock"), which may be issued pursuant to the TD Banknorth Amended and Restated 2003 Equity Incentive Plan (the "Plan") pursuant to the grant or exercise of stock options, stock appreciation, rights, restricted stock grants or other awards thereunder (stock options and/or stock appreciation rights granted under the Plan are referred to as "Options"). The Registration Statement also registers an indeterminable number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

     In this regard, we have reviewed the Registration Statement and related prospectus, the Certificate of Incorporation and Bylaws of TD Banknorth, the Plan, a specimen stock certificate evidencing the Common Stock and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of TD Banknorth and such other instruments, certificates and representations of public officials, officers and representatives of TD Banknorth as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to



Board of Directors
TD Banknorth Inc.
June 1, 2005
Page 2


originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of Options; (ii) on the dates the Options are exercised and the restricted stock grants are vested, awards under the Plan will constitute valid, legal and binding obligations of TD Banknorth and will be enforceable as to TD Banknorth in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, upon receipt by TD Banknorth of the consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                             By: /s/ Gerard L. Hawkins
                                 -----------------------------
                                 Gerard L. Hawkins, a Partner